CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Loeb King Alternative Strategies Fund (“the Fund”) and to the use of our opinion dated September 4, 2013 on the statement of assets and liabilities and the related statement of operations as of August 19, 2013 of the Fund.  Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
September 4, 2013